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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             ITI Technologies, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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FOR IMMEDIATE RELEASE.

ITI TECHNOLOGIES, INC. CONFERENCE CALL

ST. PAUL AND PORTLAND -- APRIL 13, 2000
ITI Technologies, Inc. (NASDAQ National Market: ITII) and SLC Technologies, Inc. will host a conference call with analysts at 1:00 p.m. Eastern Time on Tuesday, April 18, 2000. The audio portion of the conference call will be simulcast over the Internet at www.streetevents.com. To listen in, log on to www.streetevents.com and select the "ITI Technologies Live" call, then follow the onscreen directions. Participation requires that your computer have a sound card and RealPlayer or MS Media Player. Replays of the audio portion of the conference call may be accessed through ITI's website at www.itii.com.

An investor presentation will also be filed with the Securities and Exchange Commission prior to the conference call. Copies of this investor presentation, as well as other information about ITI, will be available prior to the conference call at the SEC's Internet site at www.sec.gov.

On September 29, 1999, ITI and SLC announced that they had reached a definitive agreement to merge. In the merger, SLC's outstanding common stock will be converted into 15,170,640 shares of ITI's common stock. ITI shareholders will have the right to elect to receive from the newly merged company $36.50 in cash at closing for each share of ITI stock, subject to the limitation that no more than 50 percent of the total number of shares of ITI common stock issued and outstanding immediately prior to the closing be exchanged for cash. If ITI shareholders elect to exchange more than 50 percent of the aggregate shares of ITI for cash, then the shares eligible to be exchanged will be reduced on a pro rata basis so that 50 percent of the issued and outstanding common stock of ITI immediately prior to the closing is exchanged for cash.

A special stockholders meeting to consider and vote upon a proposal to approve the merger is scheduled for May 2, 2000. A proxy statement has been mailed to all stockholders of record as of March 27, 2000, which is the record date for the special meeting. ITI has filed the proxy statement with the SEC. The proxy statement contains important information about ITI, SLC and the merger. Investors and urged to read it carefully. The proxy statement is available free of charge on the SEC's website, www.sec.gov.

Approval of the merger will require the affirmative vote of a majority of the shares of ITI common stock outstanding on the record date. Subject to stockholder approval, we expect the merger to close on or about May 2, 2000.

In addition to the proxy statement, ITI stockholders have been mailed election forms relating to the cash election discussed above. Election forms are due no later than 5:00 p.m. central time on May 1, 2000. Detailed instructions will accompany the election forms.

Copies of the proxy statement and cash election forms may be obtained by calling ITI's information agent, Georgeson Shareholder Communications Inc., at (800) 223-2064.

Visit www.itii.com or more information about ITI and its products.

Visit www.sentrol.com for more information about SLC and its products.

CONTACT:

For ITI:  Charles A. Durant, Vice President and General Counsel (800) 777-1415

For SLC:  John Logan, Chief Financial Officer (828) 322-2333 ext. 306